July 22, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Gentlemen:

     We have read the statements made by United Security Bancshares, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 22, 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,

                                        /s/  Smith, Dukes & Buckalew, L.L.P.